UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 24, 2020
(Date of earliest event reported)

Benchmark 2020-IG1 Mortgage Trust
(Central Index Key Number 0001801338)

(Exact name of issuing entity)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

German American Capital Corporation

(Central Index Key Number 0001541294)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

(Exact name of sponsor as specified in its charter)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Central Index Key Number 0001013611)

(Exact name of registrant as specified in its charter)

New York	333-226123-07	13-3789046
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

383 Madison Avenue
New York, New York	10179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (212) 834-5467

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	[_]

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2020, J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) caused the issuance, pursuant to a pooling and servicing agreement, dated as of February 1, 2020 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “Registrant”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as asset representations reviewer, of the Benchmark 2020-IG1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2020-IG1.

The Certificates represent, in the aggregate, the entire beneficial ownership in the Benchmark 2020-IG1 Mortgage Trust (the “Issuing Entity”), a common law trust fund formed on February 28, 2020 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 13 commercial and multifamily mortgage loans (the “Mortgage Loans”).

The Mortgage Loan secured by the mortgaged property identified as “Kings Plaza” on Exhibit B to the Pooling and Servicing Agreement (the “Kings Plaza Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “Kings Plaza Whole Loan”) that also includes eleven (11) additional pari passu promissory notes, each of which are not an asset of the Issuing Entity. Prior to March 24, 2020, the Kings Plaza Whole Loan was being serviced and administered pursuant to a pooling and servicing agreement, dated as of February 1, 2020 (the “Benchmark 2020-B16 Pooling and Servicing Agreement”) by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, KeyBank National Association, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, relating to the Benchmark 2020-B16 transaction.

 As of March 24, 2020, the Kings Plaza Whole Loan is being serviced and administered pursuant to a pooling and servicing agreement, dated as of March 1, 2020 (the “Benchmark 2020-B17 Pooling and Servicing Agreement”) by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer (in such capacity, the “Benchmark 2020-B17 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Benchmark 2020-B17 Operating Advisor”) and as asset representations reviewer, relating to the Benchmark 2020-B17 securitization transaction into which the controlling companion loan is deposited.

 The terms and conditions of the Benchmark 2020-B17 Pooling and Servicing Agreement applicable to the servicing of the Kings Plaza Mortgage Loan are substantially similar to the terms and conditions of the Benchmark 2020-B16 Pooling and Servicing Agreement, as described under “Pooling and Servicing Agreement” in the Prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on February 28, 2020; provided that under the Benchmark 2020-B17 Pooling and Servicing Agreement the Benchmark 2020-B17 Operating Advisor will be required to (A) generally review the actions of the Benchmark 2020-B17 Special Servicer with respect to any specially serviced mortgage loans, (B) prepare annual reports regarding any specially serviced mortgage loans prior to the occurrence and continuance of a control termination event under the Benchmark 2020-B17 Pooling and Servicing Agreement, (C) upon determining that (y) the Benchmark 2020-B17 Special Servicer is not adequately performing its duties under the Benchmark 2020-B17 Pooling and Servicing Agreement or otherwise not acting in accordance with the relevant servicing standard and (z) the replacement of the Benchmark 2020-B17 Special Servicer would be in the best interests of the Benchmark 2020-B17 certificateholders as a collective whole, recommend the replacement of the Benchmark 2020-B17 Special Servicer and (D) consult with the Benchmark 2020-B17 Special Servicer prior to the occurrence of a control termination event under the Benchmark 2020-B17 Pooling and Servicing Agreement. The Benchmark 2020-B17 Pooling and Servicing Agreement is attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Pooling and Servicing Agreement, dated as of March 1, 2020, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2020	J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (Registrant)

	By:	/s/ Bradley J. Horn
Name: Bradley J. Horn Title: Executive Director